As filed with the Securities and Exchange Commission on September 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Post Office Box 864

Frisco, TX 75034

Telephone: (972) 987-5130

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Alex Hawkins

Chief Financial Officer

Post Office Box 864

Frisco, TX 75034

Telephone: (972) 987-5130 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. Wolfel, Esq. Chris Babcock, Esq. Foley & Lardner LLP One Independent Drive, Suite 1300 Jacksonville, Florida 32202 Telephone: (904) 359-2000	Robert F. Charron, Esq. Charles E. Phillips, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2024

PRELIMINARY PROSPECTUS

STRYVE FOODS, INC.

                 Shares of Class A Common Stock

Up to             Pre-Funded Warrants to Purchase up to           Shares of Class A Common Stock

Up to                Underwriters Warrants to Purchase up to          Shares of Class A Common Stock

Up to              Shares of Class A Common Stock Underlying the Pre-Funded Warrants and the Underwriters Warrants

We are offering                        shares of our Class A Common Stock , par value $0.0001 per share (the “Class A Common Stock”) based at an assumed offering price of $                        per share (which was the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market (or Nasdaq) on                        , 2024) in a firm commitment underwritten offering.

Because a purchaser’s purchase of shares of Class A Common Stock in this offering could otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Class A Common Stock immediately following consummation of this offering, we are offering to the purchasers pre-funded warrants to purchase up to            shares of Class A Common Stock (the “Pre-Funded Warrants”) in lieu of shares of Class A Common Stock. Each Pre-Funded Warrant will be exercisable for one share of our Class A Common Stock. The purchase price of each Pre-Funded Warrant is $           , which is equal to the price per share at which the shares of Class A Common Stock are being sold to the public in this offering, minus $0.001 per share, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. For each Pre-Funded Warrant that we sell, the number of shares of our Class A Common Stock offered will be decreased on a one-for-one basis. This offering also relates to the shares of Class A Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”).

Our shares of Class A Common Stock and Warrants are listed on Nasdaq Capital Market under the symbols “SNAX” and “SNAXW,” respectively. On September 4, 2024, the closing sale price per share of our Class A Common Stock and Warrants was $1.4503 and $0.0067, respectively. The actual public offering price will be fixed for the duration of this offering and will be determined between us and underwriters based on market conditions at the time of pricing, and may be at a discount to the then current market price of our Class A Common Stock. The recent market price used throughout this prospectus may not be indicative of the actual public offering price. The actual public offering price may be based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced public company reporting requirements.

	Per share	Total
Public Offering price	$	$
Underwriting Discounts and Commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include additional items of compensation payable to the underwriters, which includes a warrant to purchase ten percent (10.0%) of the aggregate number of shares of Class A Common Stock and Pre-Funded Warrants issued in this offering subject to certain exclusions, with an exercise price equal to no less than 110% of the public offering price per share sold in this offering, and reimbursement for certain accountable expenses incurred by the underwriters. See “Underwriting.”

We have granted the underwriters an option for a period of 30 days to purchase up to                        additional shares of our common stock (equal to 15% of the number of shares of Class A Common Stock and Pre-Funded Warrants sold in this offering).

Investing in our Class A Common Stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver our shares of Class A Common Stock and Pre-Funded Warrants to purchasers on or about                         , 2024.

Roth Capital Partners

The date of this prospectus is                      , 2024.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated By Reference,” before deciding to invest in our securities.

We have not, and the underwriters and their affiliates have not, authorized anyone to provide you with any information or to make any representation not contained or incorporated by reference in this prospectus or any related free writing prospectus. We do not, and the underwriters and their affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This prospectus is not an offer to sell or an offer to buy securities in any jurisdiction where offers and sales are not permitted. The information in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of securities.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the late date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States of America. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus and any such free writing prospectus outside of the U.S.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations, market position and market opportunity, is based on our management’s estimates and research, as well as industry and general publications and research, surveys and studies conducted by third parties. We believe that the information from these third-party publications, research, surveys and studies included in this prospectus is reliable. Management’s estimates are derived from publicly available information, their knowledge of our industry and their assumptions based on such information and knowledge, which we believe to be reasonable. These data involve a number of assumptions and limitations which are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

As used in this prospectus, unless the context indicates or otherwise requires, “Stryve,” “the Company,” “our Company,” “we,” “us,” and “our” refer to Stryve Foods, Inc, a Delaware corporation, and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC and the following:

●	the inability to achieve profitability due to commodity prices, inflation, supply chain interruption, transportation costs, operating costs, liquidity constraints, labor shortages, and/or lack of sufficient volume;

●	the ability to meet financial and strategic goals, which may be affected by, among other things, competition, supply chain interruptions, the ability to pursue a growth strategy and manage growth profitability, liquidity constraints, maintain relationships with customers, suppliers and retailers and retain its management and key employees;

●	the risk that retailers will choose to limit or decrease the number of retail locations in which Stryve’s products are carried or will choose not to carry or not to continue to carry Stryve’s products;

●	the possibility that Stryve may be adversely affected by other economic, business, and/or competitive factors;

●	the possibility that Stryve may not achieve its financial outlook;

●	Stryve’s ability to maintain its listing on the Nasdaq Capital Market;

●	Stryve’s ability to maintain its liquidity position and implement cost savings measures;

●	Stryve’s ability to continue as a going concern; and

●	adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.

All subsequent written and oral forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our Class A Common Stock, you should carefully read this entire prospectus, including our financial statements and the related notes incorporated herein by reference.

Overview

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, most contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including mass, convenience, grocery, club stores, and other retail outlets, as well as directly to consumers through its e-commerce websites, as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the healthy snacking category and increase demand for Stryve’s products. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. As a result, Stryve has reported net losses since its inception. Stryve intends to continue to invest in productivity, product innovation, improving its supply chain, enhancing and expanding its manufacturing capabilities, and expanding its marketing and sales initiatives to drive continued growth.

Transformation Strategy

In May of 2022, Stryve announced a leadership change with Chris Boever stepping in as the new Chief Executive Officer of the Company. With this change in leadership, management thoughtfully reviewed the business, strategy, near-term prospects, and its path to profitability. From this, management began executing on a three-phase transformation plan to drive the Company towards a profitable, self-sustaining model. The first phase of the transition was focused on cost reduction, revenue rationalization, pricing, and organizational design. The second phase began later in 2022 and was focused on improvements in quality, talent, and maximizing value through productivity. Management believes the benefits of the efforts within each of these phases will be compounding as the changes and improvements are being built into the Company’s ongoing operating model.

As an extension of the restructuring plans, we evaluated our revenue base in the second half of 2022 and took steps to improve or eliminate low-quality revenue sources in order to create opportunities to drive long-term value-creating growth. Additionally, we took actions to improve the quality of our revenue through improving our price-mix by working strategically with of some of our large retail partners to introduce new products that improved our unit economics while creating a more attractive consumer offering.

As part of the transformation, Management identified certain one-time write-downs for assets that were non-core to the go-forward plan as well as identified necessary write-downs of inventory and incurring one-time employee costs related to actions taken to reorganize the business and its objectives in line with the strategic direction that Mr. Boever has for the enterprise. These charges began in the second quarter of 2022 and continued to a lesser extent throughout 2023.

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In 2024, the final phase of the transformation is now underway. It is focused on accelerating quality growth through brand reinvigoration, enhanced sales strategies, disciplined promotional activity, and new partnerships to help expand the reach of our brands. We expect to continue to garner new retail distribution in both measured and non-measured channels and build upon the increases we’ve seen in our retail consumption metrics, ultimately increasing our market share within the category while seeking to maintain an optimized spending profile across the business.

A key piece of our retail growth strategy is tied to making the product more available and approachable. To accomplish this, we completed a strategic redesign of our packaging with retail conversion at the forefront of design considerations. We collaborated with both consumers and retailers as we sought to optimize the packaging for retail conversion. We received a positive response from many retail partners on the new designs, garnering additional distribution in the process. We began manufacturing select items in the new packaging in mid-2023 and transitioned the rest of our production over to the new packing throughout the balance of 2023 with final cut over occurring around year-end. Our new packaging began to ship to retailers and distributors broadly beginning the first quarter of 2024, and by the end of the first half of 2024 we estimate that approximately three fourths of retailer shelves have transitioned to the new packaging.

We are encouraged by the consumer and retailer response to our updated packaging and are excited to share that as the new packaging has made its way through distribution and onto shelves for consumers that the impact on our retail consumption data has been significant. While the impact of the packaging and product quality have been significant in terms of consumer response at retail, we expect to see opportunities to grow our distribution footprint in measured channels in the coming quarters as a result of this performance which could lead to meaningful sales growth for the business.

Going Concern

Assuming that we receive $       million of net proceeds from this offering, we believe that the net proceeds from this offering, together with our cash on hand, will satisfy our capital needs through the end of 2025 based on our current business plan.

Compliance With the Nasdaq Capital Market Listing Requirements

Our Class A Common Stock is currently listed for trading on Nasdaq Capital Market (the “Nasdaq”). On April 9, 2024, we received a deficiency letter from the Nasdaq Listing Qualifications Department indicating that we were not in compliance with Nasdaq’s Listing Rule 5550(b)(1) because our stockholders’ equity for the year ended December 31, 2023, as reported in our Form 10-K, was below the minimum stockholders’ equity requirement of $2,500,000 (the “Stockholders’ Equity Requirement”). The notice had no immediate effect on our continued listing on Nasdaq, subject to our compliance with the other continued listing requirements. We have until October 7, 2024 to meet the Stockholders’ Equity Requirement.

We must satisfy Nasdaq’s continued listing requirements or risk delisting, which could have a material adverse effect on our business. If our Class A Common Stock is delisted from Nasdaq, it could materially reduce the liquidity of our Class A Common Stock and result in a corresponding material reduction in the price of our Class A Common Stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. If our Class A Common Stock is delisted, it could be more difficult to buy or sell our Class A Common Stock or to obtain accurate quotations, and the price of our Class A Common Stock could suffer a material decline. Delisting could also impair our ability to raise capital on acceptable terms, if at all.

If we are able to sell all of the securities in this offering, we believe we will satisfy the Stockholders’ Equity Requirement.

Risks of Investing

Investing in our securities involves substantial risks. Potential investors are urged to read and consider the risk factors relating to an investment in our securities set forth under “Risk Factors” in this prospectus as well as other information we include in this prospectus.

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Emerging Growth Company under the JOBS Act

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until the last day of the fiscal year following the fifth anniversary of our initial public offering if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

Additional information about us can be found in our Annual Report on Form 10-K for the year ended December 31, 2023 together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q, which are incorporated by reference herein.

Andina Acquisition Corp. III (Andina) was a blank check company incorporated as a Cayman Islands exempted company on July 29, 2016. Stryve Foods, LLC was a Texas limited liability company formed on January 13, 2017. On July 20, 2021, we completed the Business Combination, under which Andina was domesticated as a corporation in the State of Delaware, renamed “Stryve Foods, Inc.” and was organized as an “Up-C” structure in which substantially all of the assets of the combined company are held by Andina Holdings, LLC (Holdings), and our only assets are our equity interests in Holdings. As the managing member of Holdings, we have full, exclusive and complete discretion to manage and control the business of Holdings and to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Holdings. As of the open of trading on July 21, 2021, our Class A Common Stock and Warrants, formerly those of Andina, began trading on Nasdaq as “SNAX” and “SNAXW,” respectively.

Our principal executive offices are located at P.O. Box 864, Frisco, Texas 75034, and our telephone number is (972) 987-5130. Our website address is www.stryve.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Shares of Class A Common Stock offered by us:	shares of Class A Common Stock based on the assumed offering price of $ ____ per share. We are also registering up to shares of Class A Common Stock issuable upon exercise of the Pre-Funded Warrants and the Underwriter Warrants pursuant to this prospectus.

Pre-Funded Warrants offered by us:

We are also offering to those purchasers, if any, whose purchase of the Class A Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Class A Common Stock immediately following consummation of this offering, the opportunity to purchase, if they so choose, Pre-Funded Warrants in lieu of the Class A Common Stock that would otherwise result in ownership in excess of 4.99% (or 9.99% as applicable) of our Class A Common Stock.

The purchase price of each Pre-Funded Warrant will equal the price per share of Class Common Stock being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share.

Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the Pre-Funded Warrants. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

For each Pre-Funded Warrant we sell, the number of shares of Class A Common Stock we are offering will be decreased on a one-for-one basis. See “Description of Capital Stock” for additional information.

Number of shares of Class A Common Stock to be outstanding after this offering(1):	shares of Class A Common Stock, assuming no sale of any Pre-Funded Warrants being offered in this offering. To the extent that Pre-Funded Warrants are sold, the number of shares of Class A Common Stock sold in this offering will be reduced on a one-for-one basis.

Use of proceeds	While we will have broad discretion on the allocation of the use of net proceeds of this offering, we currently expect to utilize such proceeds for working capital and general corporate purposes, including the repayment of approximately $ of debt, including amounts owed to certain of our officers and directors participating in this offering. See “Use of Proceeds” and “Underwriting”.

Underwriters Warrants	The registration statement of which this prospectus is a part also registers for sale warrants (the “Underwriters Warrants”) to purchase shares of Class A Common Stock equal to 10% of the number of shares of Class A Common Stock and Pre-Funded Warrants sold in this offering, subject to certain exclusions, including any shares of Class A Common Stock sold to cover over-allotments, if any, to Roth Capital Partners, LLC (the “Representative”), as representative of the underwriters in the offering, as a portion of the compensation payable to the Representative in connection with this offering. The Underwriters Warrants will be immediately exercisable at an exercise price of $____ (110% of the public offering price per share of the shares offered hereby) and expire on the third anniversary of the commencement of sales of this offering. See “Underwriting” section on page 18.

Nasdaq Capital Market symbols	Our Class A Common Stock and Warrants are listed on The NASDAQ Capital Market under the symbols “SNAX” and “SNAXW,” respectively.

Risk factors	Investing in our Class A Common Stock is highly speculative and involves a significant degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7.

(1) The number of shares outstanding after this offering is based on 2,964,926 shares of Class A Common Stock outstanding as of September 3, 2024 and excludes, as of such date:

●	380,260 shares of Class A Common Stock issuable upon exchange of one share of Class V Common Stock;

●	warrants to purchase an aggregate of 733,167 shares of Class A Common Stock at an exercise price of $172.50 per share;

●	warrants to purchase an aggregate of 686,275 shares of Class A Common Stock at an exercise price of $54.00 per share;

●	warrants to purchase an aggregate of 530,970 shares of Class A Common Stock at an exercise price of $2.75 per share; and

●	230,816 outstanding restricted stock units and 413,060 shares of Class A Common Stock available for future issuance under our Incentive Plan.

Unless otherwise indicated, all information contained in this prospectus assumes (i) no exercise or exchange of the outstanding warrants, Class V Common Stock, or Restricted Units described above and (ii) no exercise of the Pre-Funded Warrants or the Underwriters Warrants connection with this offering.

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RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the following discussion of risks and uncertainties affecting us and our securities as well as the risks described in our most recent Annual Report on Form 10-K and any updates to our risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference herein are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. See also the section of this prospectus titled “Where You Can Find More Information.”

Risks Related to this Offering

Management will have broad discretion in how we use the proceeds from this offering.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our Class A Common Stock. Our failure to apply these funds effectively could harm our business and cause the price of our Class A Common Stock to decline.

If the price of our Class A Common Stock fluctuates significantly, your investment could lose value.

Although our Class A Common Stock is listed on the Nasdaq Capital Market, we cannot assure you that an active public market will continue for our Class A Common Stock. If an active public market for our Class A Common Stock does not continue, the trading price and liquidity of our Class A Common Stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for our Class A Common Stock may fluctuate significantly more than the stock market as a whole. Without a large float, our Class A Common Stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our Common Stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us.

Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our Class A Common Stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;
●	changes in our earnings estimates;
●	investment recommendations by securities analysts following our business or our industry;
●	additions or departures of key personnel;
●	success of competitors;
●	changes in the business, earnings estimates or market perceptions of our competitors;
●	our failure to achieve operating results consistent with securities analysts’ projections;
●	changes in industry, general market or economic conditions; and
●	announcements of legislative or regulatory changes.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Class A Common Stock, may not be predictable.

A loss of investor confidence in the market for our stock or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial condition or results of operations. A decline in the market price of our Class A Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of our Class A Common Stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

We do not anticipate paying dividends in the foreseeable future.

We do not currently pay dividends and do not anticipate paying any dividends for the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors, subject to compliance with applicable laws and covenants under any future credit facility, which may restrict or limit our ability to pay dividends. Payment of dividends will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant at that time. Unless and until we declare and pay dividends, any return on your investment will only occur if our share price appreciates.

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If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares of Class A Common Stock.

You may suffer immediate and substantial dilution in the net tangible book value of the Class A Common Stock you purchase in this offering. Based on the assumed public offering price of $       per share, the last reported price of our Class A Common Stock on the Nasdaq Capital Market on                            , 2024, we estimate our as adjusted net tangible book value per share of Class A Common Stock after this offering will be $        . As a result, purchasers of securities in this offering will experience an immediate decrease of $             per share in net tangible book value of our Class A Common Stock. See the section of this prospectus titled “Dilution” for a more detailed description of these factors.

You may be diluted from future issuances of our equity securities, including from compensatory equity awards, exercise of outstanding warrants, or issuances of securities in financing or strategic transactions, and such issuances, or perception that such issuances may occur, could depress the market price of our common stock.

Future operating or business decisions may cause dilution to our stockholders. Furthermore, a substantial majority of the outstanding shares of our Class A Common Stock are, and all of the shares sold in this offering will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. We may also make equity grants under one or more employee equity incentive plan. You may also be subject to dilution from the exercise or settlement of outstanding options or restricted stock awards, and from the exercise of our warrants, including the exercise of any Pre-Funded Warrants. In addition, sales or issuances of a substantial number of shares of our Class A Common Stock, or other equity-related securities in the public markets, or the perception that such sales or issuances could occur, could depress the market price of our Class A Common Stock.

We may not achieve profitability in the near term or at all, and historically we have not been profitable. Management has historically financed the Company’s operations through external financings, from both equity and debt financings. To the extent our cash on hand and the proceeds from this offering do not provide sufficient capital for us to achieve profitability, or we are unable to maintain profitability once initially achieved, we expect we will need to raise additional capital through future financings. To the extent we decide to conduct a financing in the future, the form of such financing may include one or more of the following: (i) underwritten offerings of shares of our Class A Common Stock, (ii) incurring indebtedness with one or more financial institutions, (iii) sale of product line or intellectual property, or (iv) the factoring of trade receivables. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

There is no public market for our Pre-Funded Warrants to purchase Class A Common Stock.

There is no established public trading market for our Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of such warrants on any securities exchange. Without an active market, the liquidity of such warrants will be limited.

Holders of our Pre-Funded Warrants will have no rights as a common stockholder until they acquire our Class A Common Stock.

Until you acquire shares of our common stock upon exercise of your Pre-Funded Warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your Pre-Funded Warrants. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a holder of our Class A Common Stock only as to matters for which the record date occurs after the exercise date.

Resales of our shares of Class A Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Class A Common Stock to fall.

We are registering          shares of Class A Common Stock. Sales of substantial amounts of our shares of Class A Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of Class A Common Stock. The issuance of new shares of Class A Common Stock could result in resales of our shares of Class A Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Class A Common Stock or other equity or debt securities exercisable or convertible into shares of Class A Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

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Risks Related to Our Financial Position and Need for Capital

Stryve has a history of losses and may be unable to achieve or sustain profitability.

Stryve has experienced net losses since its inception. In the years ended December 31, 2023 and 2022 and during the six months ended June 30, 2024, Stryve incurred net losses of $19.0 million, $33.2 million and $6.9 million, respectively, and has outstanding debt obligations and lease liabilities totaling $19.5 million as of June 30, 2024. Stryve’s operating expenses and capital expenditures may increase in the foreseeable future as it continues to increase its customer base and supplier network, expand its product offerings and brands, expand marketing channels, invest in facilities, hire additional employees and enhance technology and production capabilities. The efforts to grow may prove more expensive than anticipated, and Stryve may not succeed in increasing its revenues and margins sufficiently to offset the potentially increased expenses. In addition, many of Stryve’s expenses, including certain costs associated with its existing and any future manufacturing facilities, are fixed and may impact Stryve’s ability to reduce its losses. Accordingly, Stryve may not be able to achieve or sustain profitability, repay its outstanding indebtedness and it may incur significant losses for the foreseeable future.

Our financial statements contain a statement regarding a substantial doubt about our ability to continue as a going concern.

We incurred net losses of $19.0 million, $33.2 million and $6.9 million for the years ended December 31, 2023 and 2022 and the six months ended June 30, 2024, respectively, and have an accumulated deficit of approximately $143.2 million from the inception of the Company prior to the Business Combination through June 30, 2024. In addition, we have $11.6 million of outstanding indebtedness that is due within the next 12 months. Accordingly, our most recent consolidated financial statements have prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the consolidated financial statements are issued and based on an evaluation, such conditions raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent on our ability to obtain the necessary financing to meet our obligations and repay our liabilities arising from the ordinary course of business operations when they become due. We expect the proceeds from this offering to be sufficient through the end of 2025 based on our current business plan, however there is no guarantee that the funds will last to that time, and we may require additional capital prior to that date. If capital is not available to us when, and in the amounts needed, we could be required to liquidate our inventory and assets, cease or curtail operations, which could materially harm our business, financial condition and results of operations, or seek protection under applicable bankruptcy laws or similar state proceedings. There can be no assurance that we will be able to raise the capital we need to continue our operations.

The substantial doubt about our ability to continue as a going concern may affect the price of our Class A Common Stock , may impact our relationship with third parties with whom we do business, including our customers, vendors, lenders and employees, may impact our ability to raise additional capital and may impact our ability to comply going forward with covenants in our debt agreements.

Our securities are currently listed on the Nasdaq. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that shares of our Class A Common Stock are “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

On April 9, 2024, we received a deficiency letter from the Nasdaq Listing Qualifications Department indicating that we were not in compliance with Nasdaq’s Listing Rule 5550(b)(1) because our stockholders’ equity for the year ended December 31, 2023, as reported in our Form 10-K, was below the minimum stockholders’ equity requirement of $2,500,000 (the “Stockholders’ Equity Requirement”). The notice had no immediate effect on our continued listing on Nasdaq, subject to our compliance with the other continued listing requirements.

We have until October 7, 2024 to meet the Stockholders’ Equity Requirement. If we do not regain compliance with Rule 5550(a)(2) by October 7, 2024, Nasdaq will provide written notification to us that our Class A Common Stock will be delisted. At that time, we may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if we appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful. We intend to consider implementing available options to regain compliance with the Stockholders’ Equity Requirement under the Nasdaq Listing Rules. If our Class A Common Stock was delisted, our stock would be less liquid and it is likely that the stock price would decrease.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of our Class A Common Stock in this offering will be approximately $                     , assuming all the securities we are offering are sold, based upon an assumed public offering price of $                      (which was the closing price of our Class A Common Stock on Nasdaq on             , 2024) and after deducting underwriting discount and commissions and estimated offering expenses payable by us. If the underwriter’s over-allotment option is exercised in full, the estimated net proceeds will increase to $      . We cannot predict if the Underwriter’s over-allotment option will be exercised.

If the Underwriter Warrants are exercised in full for cash, the estimated net proceeds will increase to $               .. We cannot predict when, or if, the Underwriter Warrants will be exercised. It is possible that the Underwriter Warrants may expire and may never be exercised for cash.

Each $0.25 increase (decrease) in the assumed public offering price of $              per share would change our net proceeds by $        , assuming the number of shares offered by us, as set forth on the cover of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of            in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $           , assuming the assumed public offering price stays the same.

We intend to use the net proceeds from this offering to be used for working capital and general corporate purposes, we currently expect to utilize such proceeds for working capital and general corporate purposes, including the repayment of approximately $                 of debt, including amounts owed to certain of our officers and directors participating in this offering. See “Underwriting”.

The foregoing expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DIVIDEND POLICY

We have never paid any cash dividends. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition from time to time. The payment of any cash dividends will be within the discretion of our Board of Directors, and our Board of Directors will consider whether or not to institute a dividend policy. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that our Board of Directors will declare any dividends in the foreseeable future.

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DILUTION

If you invest in our Class A Common Stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A Common Stock (assuming the exercise for cash of all Pre-Funded Warrants issued in this offering) immediately after this offering. Our historical net tangible book value (deficit) of our Class A Common Stock as of June 30, 2024 was approximately $(20.3) million, or approximately $(6.8497) per share of Class A Common Stock based upon 2,964,926 shares then outstanding. Our historical net tangible book value (deficit) per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of Class A and V common stock outstanding as of June 30, 2024.

After giving effect to the sale of $                million of our Class A Common Stock, or up to         Pre-Funded Warrants in lieu of shares of Class A Common Stock (and the full exercise of those warrants), at an assumed offering price of $                   per share, the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market on                         , 2024, and after deducting underwriting discounts and estimated offering expenses payable by us, the as adjusted net tangible book value of our Class A Common Stock as of June 30, 2024 would have been approximately $               or $                     per share. The change represents an immediate increase in net tangible book value per share of our Class A Common Stock of $              per share to existing stockholders and an immediate dilution of $              per                share to new investors in this offering.

The following table illustrates this per share dilution (which assumes no exercise of the Underwriters Warrants).

Assumed offering price per share			$
Net tangible book value (deficit) per share as of June 30, 2024		$(6.8497)
Increase in net tangible book value per share attributable to the offering	$
As adjusted net tangible book value per share after giving effect to this offering			$
Dilution per share to new investors participating in the offering			$

The table above assumes for illustrative purposes that an aggregate of $                   of shares of our Class A Common Stock are sold at a price of $                       per share, the last reported sale price of our Class A Common Stock on Nasdaq Capital Market on                     , 2024.

An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $                        per share shown in the table above, assuming all of our offered Class A Common Stock in the aggregate amount of $                           is sold at that price, our as adjusted net tangible book value (deficit) per share after this offering would be $                      per share and the dilution in net tangible book value per share to new investors would be $                         per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $                        per share shown in the table above, assuming all of our offered Class A Common Stock in the aggregate amount of $                         is sold at that price, our as adjusted net tangible book value (deficit) per share after this offering would be $                            per share and the dilution in net tangible book value per share to new investors would be $                           per share, after deducting commissions and estimated offering expenses payable by us.

If the underwriter exercises in full its option to purchase up to                  additional shares from us at the same assumed public offering price, the as adjusted net tangible book value per share after this offering would be $ per share, the increase in net tangible book value per share to existing stockholders would be $       per share and the dilution to new investors purchasing shares in this offering would be $      per share.

The information discussed above is illustrative only and may differ based on the actual offering price and the actual number of shares offered.

The table above is based on 2,964,926 shares of Class A Common Stock and 380,260 shares of Class V Common Stock outstanding as of June 30, 2024, and does not include, as of that date:

●	warrants to purchase an aggregate of 733,167 shares of Class A Common Stock at an exercise price of $172.50 per share;

●	warrants to purchase an aggregate of 686,275 shares of Class A Common Stock at an exercise price of $54.00 per share;

●	warrants to purchase an aggregate of 530,970 shares of Class A Common Stock at an exercise price of $2.75 per share; and

●	230,816 outstanding restricted stock units and 413,060 shares of Class A Common Stock available for future issuance under our Incentive Plan.

Unless otherwise indicated, all information contained in this prospectus assumes (i) no exercise or exchange of the outstanding warrants, Class V Common Stock, or Restricted Units described above and (ii) no exercise of the Pre-Funded Warrants or the Underwriters Warrants connection with this offering.

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DESCRIPTION OF CAPITAL STOCK

The following summary sets forth the material terms of the Company’s securities and is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the complete text of the Company’s amended and restated certificate of incorporation (“Charter”) and bylaws, which we have incorporated by reference as exhibits to this registration statement.

Authorized and Outstanding Stock

The Charter authorizes the issuance of 425,000,000 shares, of which 400,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 15,000,000 shares are shares of Class V Common Stock, par value $0.0001 per share, and 10,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of September 3, 2024, the Company had issued and outstanding:

●	2,964,926 shares of Class A Common Stock;
●	380,260 shares of Class V Common Stock;
●	warrants to purchase an aggregate of 733,167 shares of Class A Common Stock at an exercise price of $172.50 per share;
●	warrants to purchase an aggregate of 686,275 shares of Class A Common Stock at an exercise price of $54.00 per share; and
●	warrants to purchase an aggregate of 530,970 shares of Class A Common Stock at an exercise price of $2.75 per share.

Common Stock

Voting. Pursuant to Charter, holders of Class A Common Stock and Class V Common Stock vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class V Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of Class A Common Stock are entitled to receive dividends, as and if declared by the Company’s Board out of legally available funds. The holders of Class V Common Stock will not have any right to receive dividends.

Liquidation Rights. Upon the Company’s liquidation or dissolution, the holders of all classes of common stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of the Company’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class V Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

Conversion, Transferability and Exchange. Subject to the terms of the Amended Holdings Operating Agreement and the Exchange Agreements, the members of Holdings (other than the Company) may from time to time tender shares of Class V Common Stock (together with an equal number of Class B Common Units) for an equal number of shares of Class A Common Stock pursuant to the Exchange Agreements. The Company may not issue Class V Common Stock such that after the issuance the holder of such stock does not hold an identical number of Class B Common Units. The Class A Common Stock has no conversion or exchange rights.

Other Provisions. None of the Class A Common Stock or Class V Common Stock has any pre-emptive or other subscription rights.

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Preferred Stock

The Company is authorized to issue up to 10,000,000 shares will be shares of preferred stock, par value $0.0001 per share. The Company’s Board is authorized, subject to limitations prescribed by Delaware General Corporation Law (“DGCL”) and the Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The Company’s Board also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock and Class V Common Stock, which could have a negative impact on the market price of the Class A Common Stock. The Company has no current plan to issue any shares of preferred stock.

Stock Options and Restricted Stock

As of September 3, 2024, we had no outstanding options and 230,816 shares of unvested restricted stock or restricted stock units and an additional 413,060 shares of Class A Common Stock were available for future award grants under our omnibus incentive plan.

Exclusive Forum

The Charter provides that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Delaware Corporation Law or the Charter or the bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Anti-Takeover Effects of Provisions of the Charter and Bylaws

The provisions of the Charter and bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock .

The Charter and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. The Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Charter and bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by the Chairman of the Board, the Company’s Chief Executive Officer or by the Company’s Board. Except as described above, stockholders are not permitted to call a special meeting or to require the Company’s Board to call a special meeting.

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Advance Notice Procedures. The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws will not give the Company’s Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares. The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Holding’s Common Units and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of the Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations. The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Staggered Board of Directors. The Charter provides that the Company’s Board will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Company’s Board only by successfully engaging in a proxy contest at two or more annual meetings.

Limitations on Liability and Indemnification of Officers and Directors

The bylaws limit the liability of the Company’s directors and officers to the fullest extent permitted by the DGCL and provides that the Company will provide them with customary indemnification and advancement and prepayment of expenses. The Company has entered into to customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Company or on its behalf.

Nasdaq Listing of Class A Common Stock and Warrants

The Company’s Class A Common Stock and warrants are listed on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively.

Transfer Agent and Registrar

The transfer agent is Continental Stock Transfer & Trust Company.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Authorized and Outstanding Stock

The material terms and provisions of our Class A Common Stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of Class A Common Stock equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of Class A Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Class A Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Class A Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of Class A Common Stock.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by more than 50% of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the same consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

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Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Class A Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Class A Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Pre-Funded Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be extremely limited.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of Class A Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that the holders of the Pre-Funded Warrants have the right to participate in distributions or dividends paid on our shares of Class A Common Stock.

Underwriters Warrants

We have also agreed to issue to the representative (or its designees) Underwriters Warrants to purchase up to                                shares of Class A Common Stock (representing (10.0%) of the aggregate number of shares of Class A Common Stock and Pre-Funded Warrants issued in this offering subject to certain exclusions). The Underwriters Warrants will be exercisable upon issuance and will have an assumed exercise price of $                             per share (representing 110% of the assumed offering price per share) and a termination date three years from the commencement of the sales pursuant to this offering. See “Underwriting” below.

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UNDERWRITING

We have entered into an underwriting agreement, dated          , 2024, with Roth Capital Partners, LLC (“Roth”), acting as representative of the underwriters in this offering. Subject to the terms and conditions of the underwriting agreement with the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares of Common Stock
Roth Capital Partners, LLC
Total

The underwriters are committed to purchase all the securities offered by us other than those covered by the over-allotment option described below, if any, are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the securities covered by the underwriters’ over-allotment option described below. The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions and Expenses

The underwriters propose initially to offer the securities to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $ per share. If all of the securities offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus by filing of a post-effective amendment to the registration statement of which this prospectus forms a part.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the underwriters.

	Per Share	Total without Over-Allotment Option	Total with Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	The underwriters shall receive a discount of 7.0% of the aggregate gross proceeds hereunder, excluding shares sold to the Company’s officers and directors and investors introduced by the Company.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $        . We have also agreed to pay the representative’s expenses relating to this offering, including the representative’s reasonable out-of-pocket costs and expenses incident to the performance of its obligations under the underwriting agreement (including, without limitation, the reasonable fees and expenses of the representative’s outside legal counsel) up to $_____ in the aggregate.

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Over-Allotment Option

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of             shares of our common stock (equal to 15% of the number of shares of common stock sold in this offering), at the public offering price per share set forth on the cover page of this prospectus, less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus. If the underwriters exercise this option, the underwriters will be obligated, subject to certain conditions, to purchase a number of additional securities for which the option has been exercised.

Underwriters Warrants

We have agreed to issue to the Representative warrants to purchase up to            shares of common stock (           shares if the over-allotment option is exercised in full) (equal to 10% of the number of shares of common stock and Pre-Funded Warrants sold in this offering, subject to certain exclusions, including any shares of common stock sold to cover over-allotments, if any). The Underwriters Warrants are immediately exercisable upon issuance for cash or on a cashless basis in certain circumstances at a per share exercise price equal to 110% of the public offering price per share in the offering and will expire three years from the commencement of sales of the offering. The exercise price and number of shares of common stock issuable upon exercise of the Underwriters Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. We are registering hereby the issuance of the Underwriters Warrants and the shares of common stock issuable upon exercise of the Underwriters Warrants.

The Underwriters Warrants and underlying shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons or affiliates or as otherwise permitted under FINRA Rule 5110(e)(2).

Tail

In the event this offering does not close we have also agreed to pay the Representative a tail fee equal to the cash and warrant compensation in this offering, subject to certain exceptions, if any investor, who the Representative introduced to the Company or conducted discussions with on behalf of the Company during its engagement, provides us with capital in any public or private offering of the Company’s securities during the six month period following expiration or termination of our engagement of the Representative.

Right of First Refusal

In the event this offering is consummated for at least $5 million in gross proceeds, for a period of six months thereafter, the Company decides to (i) use a placement agent to pursue a private placement transaction, or (ii) pursue any public offering of equity or equity-linked securities not contemplated hereby (each a “Financing”), then the Company shall offer the Representative the right to act as the lead placement agent or book runner, as applicable, for such Financing, in each case under a separate agreement containing terms and conditions customary for the market and mutually agreed upon by the Company and the Representative.

Lock-Up Agreements

We have agreed to not sell any shares of our common stock or any securities convertible into or exercisable or exchangeable into share of common stock, subject to certain exceptions, for a period of 90 days after the closing date of this offering unless we obtain prior written consent of the Representative. This consent may be given at any time without public notice, and the Representative may consent in its sole discretion.

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In addition, each of our directors and officers have entered into a lock-up agreement with the Representative. Under the lock-up agreements, the directors and officers may not, subject to certain exceptions, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, unless such directors, officers and stockholders obtain prior written consent of the Representative for a period of 90 days after the closing date of this offering. This consent may be given at any time without public notice, and the Representative may consent in its sole discretion.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities that underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

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Passive Market Making

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Other Relationships

The underwriter and its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “SNAX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SNAXW.”

Participation in this Offering

The following officers and directors have expressed interest in purchasing shares of our Class A Common Stock being offered for investment purposes. However, because indications of interest are not binding, we cannot guarantee if any officer or director will participate in this offering. Such purchases, if any, would be made at the public offering price. In certain instances, the offering proceeds will be used to repay outstanding debt held such individuals, as indicated below:

Purchaser	Purchaser’s Role	Anticipated Purchase Amount ($)	Number of shares of Class A Common Stock	Loan Amount Being Repaid With Offering Proceeds
Christopher Boever	Chief Executive Officer and Director	$		$

Total		$		$

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our annual report on Form 10–K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024.

●	our quarterly reports on Form 10–Q for the three months ended March 31, 2024, filed with the SEC on May 14, 2024, and for the three months ended June 30, 2024, filed with the SEC on August 14, 2024.

●	our current reports on Form 8–K filed with the SEC on January 12, 2024, January 31, 2024, April 9, 2024, April 12, 2024, May 24, 2024, June 18, 2024 and July 3, 2024.

●	our definitive proxy filed with the SEC on April 29, 2024; and.

●	the description of the common stock contained in our registration statement on Form 8-A (File No. 001-38785), filed with the SEC on January 23, 2019, pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.6 of our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed on April 1, 2024.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to R. Alex Hawkins at Post Office Box 864, Frisco, TX 75034 or (972) 987-5130.

You also may access these filings on our website at www.stryve.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

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Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.ir.stryve.com. You may access our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

You may also request a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Stryve Foods, Inc.

Attn: CFO

Post Office Box 864

Frisco, TX 75034

Telephone (972) 987-5130

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STRYVE FOODS, INC.

               Shares of Class A Common Stock

Up to              Pre-Funded Warrants to Purchase up to           Shares of Class A Common Stock

Up to                  Underwriters Warrants to Purchase up to          Shares of Class A Common Stock

Up to              Shares of Class A Common Stock Underlying the Pre-Funded Warrants and Underwriters Warrants

PRELIMINARY PROSPECTUS

Roth Capital Partners

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various costs and expenses, other than the underwriters discounts and expenses, to be paid in connection with the offering of securities described in this registration statement. All amounts are estimates except for the SEC registration fee and Financial Industry Regulatory Authority (“FINRA”) filing fee. The Company will bear all costs and expenses shown below.

SEC registration fees	$2,950
Accounting fees and expenses	$20,000
Legal fees and expenses	$50,000
Miscellaneous expenses	$10,050
Total	$83,000

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

II-1

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have also entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On September 15, 2021, the entered into a Share Repurchase Agreement with various entities managed by Pura Vida Investments, LLC (collectively, the “Investors”) whereby Stryve repurchased an aggregate of 53,333 shares of its Class A Common Stock (the “Repurchase Shares”) from the Investors. The purchase price for the Repurchase Shares was the issuance of an aggregate of 800,000 pre-funded warrants to acquire 1/15th of a share of Class A Common Stock (the “Pre-Funded Warrants”). The Pre-Funded Warrants do not expire and are exercisable at any time after their original issuance. The Pre-Funded Warrants were issued in reliance on the exception in Section 4(a)(2) of the Securities Act.

On January 6, 2022, the Company entered into a Securities Purchase Agreement with select accredited investors, relating to the issuance and sale of 166,462 shares of the Company’s Class A Common Stock, and, in lieu of Class A Common Stock, pre-funded warrants to purchase 7,797,184 shares of Class A Common Stock, and accompanying warrants to purchase up to 10,294,118 shares of Class A Common Stock (the “Offering”). The Offering closed on January 11, 2022. The Class A Common Stock and Warrants were sold at a combined purchase price of $3.40 per share (less $0.0001 per share for Pre-Funded Warrants and accompanying Warrants) and the Company received gross proceeds from the Offering of approximately $35 million before deducting estimated offering expenses. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. Each purchaser has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

On July 20, 2022, the Company issued an aggregate of 267,601 shares of its Class A Common Stock and cancelled an equal number of shares of Class V common stock pursuant to the terms of the Company’s existing Exchange Agreement dated as of July 20, 2021 that permits holders of the Company’s Class V common stock and Andina Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Holdings”), Class B Units to tender a set of one share of Class V common stock and one Holdings Class B Unit for one share of Class A Common Stock . The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

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On April 19, 2023, we issued an aggregate of $4.1 million in principal amount of secured promissory notes (the “Notes”) to select accredited investors (including certain members of the Company’s management and Board of Directors) (the “Lenders”). The Notes accrue interest annually at a rate of 12% and will mature upon the earlier of (i) December 31, 2023, or (ii) the closing of the next sale (or series of related sales) by the Company of its equity securities (other than pursuant to warrants described below), following the date of the Notes, from which the Company receives gross proceeds of not less than $3.0 million. The Notes are secured by a security interest on substantially all the assets of the Company that is subordinate to the security interests of the Company’s existing first and second lien lenders. Each Lender that purchased Notes received a warrant (the “Warrants”) to purchase 1/15th of a share of the Company’s Class A Common Stock for each $0.5134 of principal amount of the Notes, for an aggregate of 7,964,550 Warrants convertible to 530,970 shares of Class A common stock. Each Warrant is exercisable immediately, has an exercise price per share of Class A Common Stock equal to $0.5134 and will expire three years and three months from the date of issuance and may be exercised on a cashless basis if a registration statement registering the resale of the shares issuable upon exercise is not effective. The warrant holder will be prohibited, subject to certain exceptions, from exercising the Warrants for shares of the Company’s Class A Common Stock to the extent that immediately prior to or after giving effect to such exercise, the warrant holder, together with its affiliates and other attribution parties, would own more than 4.99% or 9.99%, as applicable, of the total number of shares of the Company’s Class A Common Stock then issued and outstanding, which percentage may be changed at the warrant holders’ election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company. The Company agreed to use commercially reasonable efforts to register the shares of Class A Common Stock underlying the Warrants within 60 days and to have the registration statement declared effective within 30 days thereafter. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. Each Lender has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

On April 3, 2024 we issued an aggregate of $1.62 million in principal amount of unsecured promissory notes (the “Convertible April 2024 Notes”) to select accredited investors (the “Lenders”) to fund growth in working capital and general operations. The Convertible April 2024 Notes were issued with an original issue discount of 1%, interest accruing annually at a rate of 12% and a maturity date of December 31, 2024. The Convertible April 2024 Notes will automatically convert in the securities issued in the next sale (or series of related sales) by the Company of its equity securities, following the date of the Convertible April 2024 Notes, from which the Company receives gross proceeds of not less than $3.0 million. On June 27, 2024, as discussed below, $1.01 million of the Convertible April 2024 Notes were exchanged for a new type of convertible note. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

On May 20, 2024 we issued an aggregate of $0.76 million in principal amount of unsecured promissory notes (the “Convertible May 2024 Notes”) to select accredited investors (the “Lenders”) to fund growth in working capital and general operations. The Convertible May 2024 Notes were issued on the same terms as the noted issued on April 3, 2024 and include an original issue discount of 1%, interest accruing annually at a rate of 12% and a maturity date of December 31, 2024. The Convertible May 2024 Notes will automatically convert in the securities issued in the next sale (or series of related sales) by the Company of its equity securities, following the date of the Convertible May 2024 Notes, from which the Company receives gross proceeds of not less than $3.0 million. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

On June 19, 2024 we issued an aggregate of $0.08 million in principal amount of unsecured promissory notes (the “Convertible June 2024 Notes”) to select accredited investors (the “Lenders”) to fund growth in working capital and general operations. The Convertible June 2024 Notes were issued on the same terms as the noted issued on April 3, 2024 and include an original issue discount of 1%, interest accruing annually at a rate of 12% and a maturity date of December 31, 2024. The Convertible June 2024 Notes will automatically convert in the securities issued in the next sale (or series of related sales) by the Company of its equity securities, following the date of the Convertible June 2024 Notes, from which the Company receives gross proceeds of not less than $3.0 million. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

On June 27, 2024, the Company issued an aggregate of $0.51 million in principal amount of unsecured convertible promissory notes (the “Auto Convertible June 2024 Notes”) to a related party to fund inventory growth, growth in working capital, and general operations. The Auto Convertible June 2024 Notes were issued with an original issue discount of 1% and accrue interest annually at a rate of 12%. At the time that the Company receives gross proceeds of not less than $3.0 million from the next sale (or series of related sales) of its equity securities following the date of the Auto Convertible June 2024 Notes (the “Next Equity Financing”), the Auto Convertible June 2024 Notes will convert automatically into either, at the option of the holder, (i) a new non-voting preferred security with a 12% annual preferred return that is convertible into the Company’s Class A Common Stock for a conversion price of $2.50 per share (the “Term Sheet Preferred Securities”) or (ii) the securities issued in the Next Equity Financing. At maturity on December 31, 2024, if not earlier converted or paid off, all outstanding principal and interest will automatically convert into the Term Sheet Preferred Securities. In connection with the issuance of the Auto Convertible June 2024 Notes, $1.01 million of previously outstanding bridge promissory notes were exchanged for the Auto Convertible June 2024 Notes. The Auto Convertible June 2024 Notes are being issued in a private placement exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof as a transaction not involving a public offering.

On July 8, 2024, and July 11, 2024 we issued an aggregate of $0.35 million in principal amount of unsecured promissory notes (the “Convertible July 2024 Notes”) to select accredited investors (the “Lenders”) to fund growth in working capital and general operations. The Convertible July 2024 Notes were issued on the same terms as the noted issued on April 3, 2024 (now totaling approximately $1.8 million) and include an original issue discount of 1%, interest accruing annually at a rate of 12% and a maturity date of December 31, 2024. The Convertible July 2024 Notes will automatically convert in the securities issued in the next sale (or series of related sales) by the Company of its equity securities, following the date of the Convertible July 2024 Notes, from which the Company receives gross proceeds of not less than $3.0 million. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

3.1	First Amended and Restated Certificate of Incorporation. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

3.1.1	First Certificate of Amendment to First Amended and Restated Certificate of Incorporation (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 13, 2023)

3.2	Bylaws (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed in July 20, 2021)

4.1	Form of Class A Common Stock Certificate (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

4.2	Specimen Warrant Certificate (Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-228530))

4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)

4.4	Form of Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 11, 2022.)

4.5	Form of Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on April 21, 2023)

4.6*	Form of Underwriters Warrant

4.7*	Form of Pre-Funded Warrant

5.1*	Opinion of Foley & Lardner LLP

10.1††	First Amended and Restated Omnibus Incentive Plan (incorporated by reference from Appendix B to the Company’s definitive revised proxy statement filed May 2, 2023)

10.2	Exchange Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.3	Tax Receivables Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.4	Amended Holdings Operating Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.5††	Employment Agreement with Christopher J. Boever. (Incorporated by reference to Exhibit 10.1 included as part of the Registrant’s Form 8-K filed on May 11, 2022.)

10.6††	Employment Agreement with R. Alex Hawkins. (Incorporated by reference to Exhibit 10.19 included as part of the Registrant’s Form S-4 filed on March 31, 2021.)

10.7	Purchase and Sale Agreement between Stryve Foods, LLC and OK Biltong Facility, LLC dated May 26, 2021 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

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10.8	Lease Agreement between Stryve Foods, LLC and OK Biltong Facility, LLC dated June 4, 2021 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.9	Form of Director and Officer Indemnification Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.10††	Form of Restricted Stock Award Agreement. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 15, 2021.)

10.11††	Form of Restricted Stock Unit Award Agreement. (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 15, 2021.)

10.12	Invoice Purchase and Security Agreement with Alterna Capital Solutions LLC dated September 28, 2022. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 28, 2022.)

10.13	Inventory Finance Rider with Alterna Capital Solutions LLC dated September 28, 2022. (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on September 28, 2022.)

10.14	Revenue Loan and Security Agreement with Decathlon Alpha V, L.P. dated September 28, 2022. (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on September 28, 2022.)

10.15	Note (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on April 21, 2023)

10.16	Form of Amendment No.1 to Promissory Note (Incorporated herein by reference to the Registrant’s Form 10-K filed on April 1, 2024)

10.17	Second Amendment to Invoice Purchase and Security Agreement with Alterna Capital Solutions LLC (Incorporated herein by reference to the Registrant’s Form 10-K filed on April 1, 2024)

10.18	Form of Note (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on April 9, 2024)

10.19††	Second Amended and Restated Omnibus Incentive Plan (incorporated by reference from Appendix A to the Company’s definitive proxy statement filed April 29, 2024)

10.20	Form of Note (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 3, 2024)

21	List of Subsidiaries (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

23.1	Consent of Marcum LLP (filed herewith)

23.2*	Consent of Foley & Lardner LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page to this registration statement)

107	Filing Fee Table

* To be filed by amendment

† Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.

†† Indicates a management contract or compensatory plan.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

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(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plano, Texas, on the 11th day of September, 2024.

STRYVE FOODS, INC.

By:	/s/ Christopher Boever
Christopher Boever
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Boever and R. Alex Hawkins his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Christopher Boever	Chief Executive Officer and Director	September 11, 2024
Christopher Boever	(Principal Executive Officer)

/s/ R. Alex Hawkins	Chief Financial Officer	September 11, 2024
R. Alex Hawkins	(Principal Accounting and Financial Officer)

/s/ B. Luke Weil	Director	September 11, 2024
B. Luke Weil

/s/ Kevin Vivian	Director	September 11, 2024
Kevin Vivian

/s/ Robert Ramsey	Director	September 11, 2024
Robert Ramsey

/s/ Mauricio Orellana	Director	September 11, 2024
Mauricio Orellana

/s/ Gregory S. Christenson	Director	September 11, 2024
Gregory S. Christenson

/s/ Chris Whitehair	Director	September 11, 2024
Chris Whitehair

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